Exhibit 10.17

AMENDED AND RESTATED LETTER AGREEMENT

This Amended and Restated Letter Agreement (this “Agreement”), dated as of October 23, 2006, is by and between BPO Newco II, Inc., a Delaware corporation (“BPO”), and DeMarseCo, Inc., a Delaware corporation (“DeMarseCo”).

BPO and DeMarseCo previously entered into a Letter Agreement dated as of September 20, 2006 (the “Prior Agreement”) pursuant to which BPO has been providing assistance to DeMarseCo in developing, reviewing and considering certain proposals and suggestions relating to the management of DeMarseCo’s business, including without limitation information with respect to potential acquisition targets.

BPO and DeMarseCo desire to terminate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants in the Prior Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Assistance and Reimbursement. BPO is hereby retained to provide assistance to DeMarseCo in developing, reviewing and considering certain proposals and suggestions relating to the management of DeMarseCo’s business, including without limitation information with respect to potential acquisition targets. As consideration therefore, DeMarseCo hereby agrees to pay to BPO $25,000 per calendar quarter, either in cash or assumption of trade payables (“Quarterly Fee”), beginning October 1, 2006 and on the middle day of each calendar quarter thereafter, until such time as neither Philip Siegel or David Lack remain employees of BPO. In the event that DeMarseCo issues or sells any preferred stock, common stock or other stock or similar securities of DeMarseCo or any security convertible or exchangeable into or for preferred stock, common stock or other stock or similar securities of DeMarseCo (“Equity Securities”) for cash in a single transaction or series of related transactions In which the gross proceeds to the Company equal at least $5,000,000 excluding indebtedness converted into such Equity Securities (a “Qualified Financing”), effective upon the first day of the calendar quarter in which the closing of such Qualified Financing occurs, the Quarterly Fee shall increase to $100,000 per calendar quarter payable on the closing of such Qualified Financing and on the first day of each calendar quarter thereafter.

2.         Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

3.         Miscellaneous. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute collectively, one agreement. This Agreement shall be modified or amended only in a written document, signed by each of the parties hereto.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the date first set forth above.

BPO NEWCO II, INC.

By:	/s/ Philip Siegel
Philip Siegel
President

DEMARSECO HOLDINGS, INC.

By:	/s/ Elisabeth DeMarse
Elisabeth DeMarse
President and Chief Executive Officer

SIGNATURE PAGE TO
AMENDED AND RESTATED
LETTER AGREEMENT

AMENDMENT TO AMENDED AND RESTATED LETTER AGREEMENT

BETWEEN BPO NEWCO II, INC. AND CCRD OPERATING CO., INC.

                This Amendment (the “Amendment”) is effective as of September 6, 2007 and amends the Amended and Restated Letter Agreement dated October 23, 2006 (the “Agreement”) by and between BPO Newco II, Inc. (“BPO”) and CCRD Operating Co., Inc. (the “Company,” formerly CreditCards.com, Inc. and DeMarseCo Holdings, Inc.).  All terms not defined herein shall have the meaning ascribed to such term in the Agreement.

RECITALS

                The Agreement originally provided that BPO would provide assistance to the Company in developing, reviewing and considering certain proposals and suggestions relating to the management of the Company’s business.

                The parties now wish to amend the Agreement to provide for the termination of the Agreement upon the effectiveness of an initial public offering of CreditCards.com, Inc. and a payment to BPO upon the occurrence of such event.

AMENDMENT

NOW, THEREFORE, the parties, in consideration of the mutual covenants and agreements contained herein and in the Agreement, hereby agree as follows:

A.            Section 1 shall be amended in its entirety to read as follows:

                “1.           Assistance and Reimbursement.  BPO is hereby retained to provide assistance to the Company in developing, reviewing and considering certain proposals and suggestions relating to the management of the Company’s business, including without limitation information with respect to potential acquisition targets. As consideration therefore, the Company shall continue to pay to BPO $100,000 per calendar quarter, either in cash or assumption of trade payables on the middle day of each calendar quarter thereafter, until such time as the earliest of (a) neither Philip Siegel nor David Lack remain employees of BPO, (b) the effectiveness of the initial public offering of CreditCards.com, Inc., relating to the Registration Statement on Form S-1 (file No. 333-145307) filed with the Securities Exchange Commission or (c) March 31, 2008.  In the event of termination of this Agreement by clause (b) or (c) of this Section, the Company will make a one-time payment of $1.6 million to BPO.”

B.            No Further Amendment.  Except as otherwise expressly set forth herein, all of the terms and conditions of the Agreement remain in full force and effect.

Signatures to follow

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BPO NEWCO II, INC.

By:	/s/ Philip Siegel
Philip Siegel
President

CCRD OPERATING CO., INC.

By:	/s/ Elisabeth DeMarse
Elisabeth DeMarse
President and Chief Executive Officer